Exhibit 99.1

SS Innovations Surpasses 10,500 Surgeries Performed with the SSi Mantra Surgical Robotic System

Fort Lauderdale, FL – May 5, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that more than 10,500 cumulative surgeries have been successfully performed with the Company’s SSi Mantra surgical robotic system (the “SSi Mantra”). As of April 30, 2026, the cumulative number of multi-specialty procedures completed with the SSi Mantra exceeded 10,500, including more than 500 cardiac procedures, 170 telesurgeries, and 125 pediatric surgeries. Additionally, approximately 2,100 physicians have been trained on the SSi Mantra, which has been utilized to perform over 170 different types of procedures.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “Since the SSi Mantra’s commercial launch in August 2022, we have established a formidable presence in the vast Indian market and expanded our global installed base to more than 200 systems across eleven countries. Reaching 10,500 cumulative surgeries in such a short time span reflects the SSi Mantra’s advanced technology, differentiated features, ease of training, user-friendliness, and clear cost advantages. I extend my gratitude to the growing number of healthcare institutions and surgeons who trust the SSi Mantra to deliver successful outcomes for their patients and thank the SS Innovations team for their unwavering commitment to continuous improvement. Together, we are helping democratize access to world-class surgical robotic care.”

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana Tele Surgeon Console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com